EXHIBIT 99.1

Amtech Reports Preliminary Revenue, Orders and Backlog for Fiscal Third Quarter; Record Q3
Revenue of $42 Million and Record Q3 bookings of $44 Million
Total orders surpass $135 million in first nine months ended June 30, 2010

TEMPE, Arizona - July 14, 2010 - Amtech Systems, Inc. (NASDAQ: ASYS), a global supplier of production and automation systems and related supplies for the manufacture of solar cells, semiconductors, and silicon wafers, today reported preliminary results for its fiscal 2010 third quarter ended June 30, 2010, including record revenue of approximately $42 million ($37 million solar), a 161% increase over the preceding quarter and 227% increase over the third quarter of fiscal 2009, and record fiscal third quarter bookings of approximately $44 million ($37 million solar).

For the first nine months of fiscal 2010 ended June 30, 2010, Amtech has recorded over $135 million in total orders, exceeding all previous full fiscal year bookings. Amtech's total order backlog at June 30, 2010, was approximately $80 million. The Company expects to report final fiscal 2010 third quarter results in early August.

J.S. Whang, Chief Executive Officer of Amtech, commented, "Our strong preliminary revenue for the third quarter further demonstrates our market leadership in solar diffusion and our operational capability to manage and service this high growth market. With our continued success in expanding our solar market share with an increasing number of top tier solar customers, we recorded a record number of orders for a third quarter. As planned, we have ramped up operations to support our record-breaking order momentum and profitably manage our rapid growth."

The fiscal 2010 third quarter financial information included in this release is preliminary and subject to change based on the Company's quarterly close procedures.

About Amtech Systems, Inc.
Amtech Systems, Inc. manufactures capital equipment, including silicon wafer handling automation, thermal, plasma and etch processing equipment and related consumables used in fabricating solar cells and semiconductor devices. Semiconductors, or semiconductor chips, are fabricated on silicon wafer substrates, sliced from ingots, and are part of the circuitry, or electronic components, of many products including solar cells, computers, telecommunications devices, automotive products, consumer goods, and industrial automation and control systems. The Company's wafer handling and processing equipment and consumable products currently address the diffusion, oxidation, deposition, PECVD, and PSG removal steps used in the fabrication of solar cells, semiconductors, MEMS and the polishing of newly sliced silicon wafers.

Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward looking statements within the meaning of the Private Litigation Reform Act. Such statements may use words such as "proposed," "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to Amtech Systems, Inc. or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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Contacts:

Amtech Systems, Inc
Bradley C. Anderson
Chief Financial Officer
(480) 967-5146

MKR Group, Inc.
Investor Relations
Todd Kehrli or Jim Byers
(323) 468-2300